Exhibit 99.2O

Johnson & Johnson and Subsidiaries
Supplementary Sales Data

(Unaudited; Dollars in Millions)
                           FOURTH QUARTER
                       2003    2002 Percent  Percent  Percent
                                    Change   Change   Change
                                    Total  Operations Currency
Sales to customers
by segment of
business

 Consumer
   Domestic          $1,053     888   18.6%      18.6     --
   International        926     762   21.6        9.2   12.4
                      1,979   1,650   19.9       14.2    5.7
 Pharmaceutical
   Domestic           3,447   3,088   11.6       11.6     --
   International      1,687   1,347   25.2        9.9   15.3
                      5,134   4,435   15.8       11.1    4.7

Med Device &
Diagnostics
   Domestic           2,237   1,770   26.4       26.4     --
   International      1,904   1,548   23.0        8.2   14.8
                      4,141   3,318   24.8       18.0    6.8

Domestic              6,737   5,746   17.2       17.2     --

International         4,517   3,657   23.5       9.1    14.4

Worldwide           $11,254   9,403   19.7%     14.1     5.6


Johnson & Johnson and Subsidiaries
Supplementary Sales Data

(Unaudited; Dollars in Millions)
                                 TWELVE MONTHS
                       2003   2002 Percent  Percent Percent
                                   Change   Change   Change
                                   Total  Operations Currency
Sales to customers
by segment of
business

 Consumer
   Domestic          $3,968   3,605   10.1%      10.1     --
   International      3,463   2,959   17.0        8.6    8.4
                      7,431   6,564   13.2        9.4    3.8
 Pharmaceutical
   Domestic          13,271  11,919   11.3       11.3     --
   International      6,246   5,232   19.4        6.0   13.4
                     19,517  17,151   13.8        9.7    4.1

Medical Device &
Diagnostics
   Domestic           8,035   6,931   15.9       15.9     --
   International      6,879   5,652   21.7        9.0   12.7
                     14,914  12,583   18.5       12.8    5.7

Domestic             25,274  22,455   12.6       12.6     --

International        16,588  13,843   19.8        7.7   12.1

Worldwide            41,862  36,298   15.3%      10.7    4.6


Johnson & Johnson and Subsidiaries
Supplementary Sales Data

(Unaudited; Dollars in Millions)
                           FOURTH QUARTER
                       2003   2002 Percent  Percent Percent
                                   Change   Change Change
                                    Total Operations Currency

Sales to customers by
geographic area

Domestic              $6,737  5,746   17.2 %     17.2     --

Europe                 2,573  2,047   25.7        8.5   17.2
Western Hemisphere       634    511   24.0       14.2    9.8
excluding U.S.
Asia-Pacific, Africa   1,310  1,099   19.1        7.7   11.4
International          4,517  3,657   23.5        9.1   14.4

Worldwide            $11,254  9,403   19.7 %     14.1    5.6


Johnson & Johnson and Subsidiaries
Supplementary Sales Data

(Unadited; Dollars in Millions)             TWELVE MONTHS

                       2003   2002 Percent  Percent  Percent
                                   Change   Change   Change
                                    Total Operations Currency

Sales to customers by
geographic area

Domestic             $25,274 22,455   12.6 %     12.6     --

Europe                 9,483  7,636   24.2        6.4   17.8
Western Hemisphere     2,236  2,018   10.8       12.8  (2.0)
excluding U.S.
Asia-Pacific, Africa   4,869  4,189   16.2        7.7    8.5
International         16,588 13,843   19.8        7.7   12.1

Worldwide            $41,862 36,298   15.3 %     10.7    4.6


Johnson & Johnson and Subsidiaries
Condensed Consolidated Statement of Earnings

(Unaudited; in Millions Except
Per Share Figures)
                                           FOURTH QUARTER
                    2003     2003   2002    2002   Percent
                  Amount  Percent  Amount Percent  Increase
                          to Sales        to Sales (Decrease)

Sales to customers $11,254     100.0 $9,403      100.0     19.7
Cost of products     3,508      31.2  2,797       29.6     25.4
sold
Selling, marketing   4,054      36.0  3,350       35.6     21.0
and administrative
expenses
Research expense     1,489      13.2  1,242       13.2     19.9
Interest (income)       11       0.1    (12)      (0.1)
expense, net
Other (income)       (182)     (1.6)    177        1.9
expense, net [A]
Earnings before      2,374      21.1  1,849       19.7     28.4
provision for taxes
on income
Provision for taxes    529       4.7    465        4.9     13.8
on income
Net earnings        $1,845      16.4 $1,384       14.7     33.3

Net earnings per     $0.62            $0.46                34.8
share (Diluted)

Average shares     3,005.4          3,023.7
outstanding
(Diluted)

Effective tax rate    22.3 %           25.1 %

[A] Other income in 2003 includes $230 million before tax
($142 million after tax) of a legal settlement from Guidant and other expense in 2002 includes $85 million before tax
($54 million after tax) of an arbitration settlement with Amgen.

Johnson & Johnson and Subsidiaries
Condensed Consolidated Statement of Earnings

(Unaudited; in Millions Except
Per Share Figures)
                                          TWELVE MONTHS


                    2003     2003   2002    2002   Percent
                  Amount  Percent  Amount Percent  Increase
                          to Sales        to Sales (Decrease)

Sales to customers $41,862  100.0 $36,298   100.0     15.3
Cost of products    12,176   29.1  10,447    28.8     16.6
sold
Selling, marketing  14,131   33.7  12,216    33.7     15.7
and administrative
expenses
Research expense     4,684   11.2   3,957    10.9     18.4
In-process research    918    2.2     189     0.5
& development
Interest (income)       30    0.1     (96)   (0.3)
expense, net
Other (income)        (385)  (0.9)    294     0.8
expense, net [A]
Earnings before     10,308   24.6   9,291    25.6     10.9
provision for taxes
on income
Provision for taxes  3,111    7.4   2,694     7.4     15.5
on income
Net earnings        $7,197   17.2   6,597    18.2      9.1


Net earnings per     $2.40          $2.16             11.1
share (Diluted)

Average shares     3,008.1        3,054.1
outstanding
(Diluted)

Effective tax rate    30.2 %         29.0 %


Earnings excluding
IPR&D
Earnings before    $11,226 [1] 26.8 $9,480 [2]  26.1   18.4
provision for taxes
on income
Net earnings        $8,112 [1] 19.4 $6,786 [2]  18.7   19.5
Net earnings per     $2.70 [1]       $2.23 [2]         21.1
share (Diluted)
Effective tax rate    27.7 %          28.4 %

[1] The difference between earnings before provision for taxes on income, net earnings and earnings per share
(diluted) as reported and earnings before provision for taxes on income, net earnings and earnings per share
(diluted) excluding IPR&D is $918 million, $915 million and $0.30 per share, respectively, which is in-process research
& development charges.

[2] The difference between earnings before provision for taxes on income, net earnings and earnings per share
(diluted) as reported and earnings before provision for taxes on income, net earnings and earnings per share
(diluted) excluding IPR&D is $189 million and $0.07 per share, respectively, which is in-process research & development charges.

[A] Other income in 2003 includes $230 million before tax
($142 million after tax) of a legal settlement from Guidant and other expense in 2002 includes $235 million before tax
($146 million after tax) of an arbitration settlement with Amgen.